Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek Technologies Reports
Third-Quarter Revenues and Net Income
DENVER — November 6, 2006 — For the three months ended September 30, 2006, Metretek Technologies, Inc. (Amex: MEK) reported quarterly revenues of $33.4 million and net income of $2.9 million, or $0.17 per diluted share ($0.19 per basic share). In the comparable period a year ago, the Company reported revenues of $10.2 million and net income of $169,000, or $0.01 per diluted and basic share.
For the nine months ended September 30, 2006, the Company reported record revenues of $84.5 million and record net income of $7.8 million, or $0.47 per diluted share ($0.52 per basic share), compared to revenues of $32.0 million and net income of $825,000, or $0.06 per diluted share ($0.07 per basic share) for the first nine months of 2005.
“We are extremely pleased with the performance of all business segments during the quarter,” said W. Phillip Marcum, president and chief executive officer. “PowerSecure reported another exceptional quarter with $28.2 million in revenues, and Southern Flow remains solidly profitable, with revenues up 27% versus the same period a year ago.
“In short,” said Marcum, “we continue to execute our business plan and believe that we are on track to meet our 2006 financial goals, as well as goals set for 2007. Moreover, we continue to view the future with optimism. Our balance sheet remains exceptionally strong and is, we believe, more than adequate to fund the continuing growth of the Company. At September 30, we had $18 million in cash and cash equivalents, $34 million in working capital, no long-term debt, zero balance on our credit lines, and stockholders’ equity of $54 million.”
According to Sidney Hinton, president and CEO of PowerSecure, “I am extremely pleased with our success and progress in addressing the challenges cited last quarter relative to dealing with our incredible growth. Our success in dealing with these issues is beginning to show up in our results, as evidenced by a third-quarter improvement in gross margins, and we anticipate additional margin improvements in future quarters. I would be remiss if I did not recognize the Herculean efforts put forth by our tireless, dedicated and innovative employees in making this success a reality.”
Guidance update for 2006:
The Company is reaffirming its previously issued net income guidance for 2006, with net income anticipated to be in the range of $11 million to $12 million, or $0.68 to $0.72 per diluted share ($0.76 to $0.80 per basic share). Sales in 2006 are now expected to be approximately $117 million. The estimate of 2006 earnings per share includes approximately $800,000 ($0.05 per diluted and basic share) of non-cash stock and stock option compensation expense.

Initial Guidance for 2007:
For its fiscal year 2007, the Company anticipates net income of approximately $15.5 million on total revenues of approximately $137 million, or $0.89 per diluted share ($0.97 per basic share). Estimated 2007 results include non-cash stock option compensation expense of approximately $900,000 ($0.05 per diluted and basic share).
Conference Call and Webcast:
At 9 a.m. MST (11 a.m. EST) today, November 6, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing in to the Metretek Technologies conference call.
The call is also being webcast and can be accessed live via the Internet at the Company’s website, www.metretek.com; to access the call, click on the “Investor Info” button and then click on the icon for the “2006 third-quarter results teleconference.” The webcast player will open following completion of a brief registration process. The webcast will also be available at www.earnings.com; to access the call, type in Metretek’s stock symbol, MEK, in the top right corner of the home page to be taken to the Company’s webcast page. For those unable to attend, these websites will host an archive of the call.
A telephone playback will be available beginning at noon MST on November 6 through 10 p.m. MST on November 8. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 1135533.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; the outlook for the Company’s consolidated revenues and earnings in 2006 and 2007; continued improvements in PowerSecure’s gross margins; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of PowerSecure to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; the effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; and other risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
(financial tables follow)

Metretek Technologies, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Total revenues	$33,445,133	$10,176,788	$84,520,873	$32,023,186
Total costs and expenses	31,011,128	10,372,139	78,289,431	32,054,550

Operating income (loss)	2,434,005	(195,351)	6,231,442	(31,364)
Equity income	627,020	418,690	1,878,462	1,340,731
Minority interest	—	(51,789)	(72,464)	(168,354)
Income taxes	(150,496)	(2,405)	(262,010)	(15,690)

Income from continuing operations	2,910,529	169,145	7,775,430	1,125,323
Loss from disposal of discontinued operations	—	—	—	(300,000)

Net income	$2,910,529	$169,145	$7,775,430	$825,323

BASIC EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.19	$0.01	$0.52	$0.09
Loss from discontinued operations	0.00	0.00	0.00	(0.02)

Income per common share	$0.19	$0.01	$0.52	$0.07

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Income from continuing operations	$0.17	$0.01	$0.47	$0.08
Loss from discontinued operations	0.00	0.00	0.00	(0.02)

Income per common share	$0.17	$0.01	$0.47	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING,
BASIC	15,730,954	12,289,743	14,818,667	12,248,096

DILUTED	17,250,856	13,456,174	16,507,783	12,912,244

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	December 31,
	2006	2005
Total current assets	$64,850,258	$18,234,054
Property, plant and equipment, net	3,893,989	3,213,294
Total other assets	15,629,617	11,871,578

Total assets	$84,373,864	$33,318,926

Total current liabilities	$30,588,541	$13,322,898
Long-term notes payable and capital lease obligations	7,835	3,596,733
Minority interest in subsidiaries	—	169,755
Total stockholders’ equity	53,777,488	16,229,540

Total liabilities and stockholders’ equity	$84,373,864	$33,318,926

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